AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2000
                                     REGISTRATION  NO.  333-__________

              SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                    --------------------
                          FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    --------------------

                          MPTV, INC.
     (Exact Name of Registrant as Specified in Its Charter)

NEVADA                   6532                       88-0222781
(State or Other         (Primary Standard          (I.R.S. Employer
Jurisdiction of         Industrial Classification  Identification
Incorporation or 	      Code)                      Number)
Organization)

                       366 SAN MIGUEL DR.
                           SUITE 210
                NEWPORT BEACH, CALIFORNIA 92660
                         (949) 760-6747
        (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Executive Offices)

              January 2000 Consulting Agreements

                         HURLEY C. REED
                     CHIEF EXECUTIVE OFFICER
                           MPTV, INC.
                   366 SAN MIGUEL DR. SUITE 210
                  NEWPORT BEACH, CALIFORNIA 92660
                         (949) 760-6747
      (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Agent for Service)
                     -----------------------
                            COPY TO:
                      CATHRYN S. GAWNE, ESQ.
                     SILICON VALLEY LAW GROUP
                 152 NORTH THIRD STREET, SUITE 900
                    SAN JOSE, CALIFORNIA 95112
                         (408) 286-6100

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                                       		PROPOSED
                                       	PROPOSED	        MAXIMUM
                                       	MAXIMUM        		AGGREGATE	   AMOUNT OF
TITLE OF SECURITIES 	AMOUNT TO BE      	OFFERING PRICE  	OFFERING	    REGISTRATION
TO BE REGISTERED	    REGISTERED    	    PER UNIT (1)    	PRICE       	FEE
--------------------------------------------------------------------------------------------
Common Stock,
 $.01 par value	    174,000,000 shares   $ 0.054  	     $ 9,396,000  	$ 2,480.54



Total	              174,000,000 shares   $ 0.054	       $ 9,396,000	  $ 2,480.54
--------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                        --------------------
                               PART I

         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I are being separately provided to our consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.


                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by MPTV, Inc. ("MPTV") with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

(a) Our Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission on April 28, 2000 pursuant to the Securities Exchange Act of 1934, as amended (the "exchange Act").

(b) All other reports filed by us with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1999.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES

The following description of our securities and various provisions of our Articles of Incorporation and our Bylaws are summaries. Our authorized capital stock consists of 1,900,000,000 shares of common stock, par value $.01 per share, of which 949,888,889 shares were issued and outstanding on March 31, 2000. As of March 31, 2000, we estimated that there were approximately 636 holders of record of our common stock.

Common Stock

     	The holders of outstanding shares of common stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time lawfully determine. Each holder of common stock is entitled to one vote for each share held. Cumulative voting in elections of directors and all other matters brought before stockholders meetings, whether they be annual or special, is not provided for under the Company's Articles of Incorporation or Bylaws. The common stock is not entitled to conversion or preemptive rights and is not subject to redemption or assessment. Upon liquidation, dissolution or winding up of the Company, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of the common stock at that time outstanding. The Common Stock presently outstanding is fully paid and nonassessable.

Anti-Takeover Provisions of Nevada Law

We are incorporated under the laws of the State of Nevada and are therefore subject to various provisions of the Nevada corporation laws which may have the effect of delaying or deterring a change in the control or management of the Company.

Nevada's "Combination with Interested Stockholders Statute," Nevada Revised Statutes 78.411-78.444, which applies to Nevada corporations like us having at least 200 stockholders, prohibits an "interested stockholder" from entering into a "combination" with the corporation, unless specific conditions are met. A "combination" includes:

-any merger with an "interested stockholder," or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder;

-any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, in one transaction or a series of transactions, to an "interested stockholder," having:
  -an aggregate market value equal to 5% or more of the aggregate market value of the corporation's  assets,
  -an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or -representing 10% or more of the earning power or net income of the corporation;

-any issuance or transfer of shares of the corporation or its subsidiaries, to the "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation,

-the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the "interested stockholder,"

-transactions which would have the effect of increasing the proportionate share of outstanding shares of the corporation owned by the "interested stockholder," or

-the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an "interested stockholder."

An "interested stockholder" is a person who

-directly or indirectly owns 10% or more of the voting power of the outstanding voting shares of the corporation;
-an affiliate or associate of the corporation which at any time within three years before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

A corporation to which the statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all the requirements in the Articles of Incorporation are met and either:

-the board of directors of the corporation approves, prior to such person becoming an "interested stockholder," the combination or the purchase of shares by the "interested stockholder" or the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested stockholder" at a meeting called no earlier than three years after the date the "interested stockholder" became such; or

-the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets the minimum requirements set forth in Sections 78.411 through 78.443, inclusive, and prior to the consummation of the combination, except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the corporation.

Nevada's "Control Share Acquisition Statute," Nevada Revised Statute
(S)78.378-78.379, prohibits an acquiror, under some circumstances, from voting shares of a target corporation's stock after crossing threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's stockholders. The Control Share Acquisition Statute only applies to Nevada corporations with at least 200 stockholders, including at least 100 record stockholders who are Nevada residents, and which do business directly or indirectly in Nevada. While we do not currently exceed these thresholds, we may well do so in the near future. Therefore, it is likely that the Control Share Acquisition Statute will apply to us in the future. The statute specifies three thresholds: at least one-fifth but less than one-third, at least one-third but less than a majority, and a majority or more, of all the outstanding voting power. Once an acquiror crosses one of the above thresholds, shares which it acquired in the transaction taking it over the threshold or within ninety days become "Control Shares" which are deprived of the right to vote until a majority of the disinterested stockholders restore that right.
A special stockholders' meeting may be called at the request of the acquiror to consider the voting rights of the acquiror's shares no more than 50 days, unless the acquiror agrees to a later date, after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and other information concerning the acquiror and the proposed control share acquisition. If no such request for a stockholders' meeting is made, consideration of the voting rights of the acquiror's shares must be taken at the next special or annual stockholders' meeting. If the stockholders fail to restore voting rights to the acquiror or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call some of the acquiror's shares for redemption. Our Articles of Incorporation and Bylaws do not currently permit us to call an acquiror's shares for redemption under these circumstances. The Control Share Acquisition Statute also provides that the stockholders who do not vote in favor of restoring voting rights to the Control Shares may demand payment for the "fair value" of their shares. This amount is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute.

Provisions of our Bylaws which are summarized below may affect potential changes in control of the Company. The board of directors believes that these provisions are in the best interests of stockholders because they will encourage a potential acquiror to negotiate with the board of directors, which will be able to consider the interests of all stockholders in a change in control situation. However, the cumulative effect of these terms maybe to make it more difficult to acquire and exercise control of the Company and to make changes in management more difficult.

The Bylaws provide the number of directors of the Company shall be established by the board of directors, but shall be no less than one. Between stockholder meetings, the board of directors may appoint new directors to fill vacancies or newly created directorships. A director may be removed from office by the affirmative vote of 66-2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors.

The Bylaws further provide that stockholder action may be taken at a meeting of stockholders and may be effected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Nevada law requires a greater percentage.

We are not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of our common stock.

The provisions described above may have the effect of delaying or deterring a change in the control or management of the Company.

Limitation of Liability and Indemnification

We believe that provisions of our Articles of Incorporation and Bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by Nevada law. This is intended to allow our directors and officers the benefit of Nevada's corporation law which provides that directors and officers of Nevada corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions.

There is no pending litigation or proceeding involving a director, officer, associate or other agent of the Company as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director, officer, associate, or other agent.

Transfer Agent and Registrar

United Stock Transfer, Englewood, Colorado is the transfer agent and registrar for our capital stock.


ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide for indemnification of the officers and directors of MPTV to the full extent permitted by law. The Nevada Private Corporation Law ("NPCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to:

-any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation; and

-any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful.

To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The Nevada Private Corporation Law also permits the corporation to purchase and maintain insurance on behalf of the corporation's directors and officers against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

We intend to enter into indemnification agreements with our directors and officers. These agreements will provide, in general, that we will indemnify such directors and officers for, and hold them harmless from and against, any and all amounts paid in settlement or incurred by, or assessed against, such directors and officers arising out of or in connection with the service of such directors and officers as a director or officer of MPTV or our affiliates to the fullest extent permitted by Nevada law.

We do not maintain liability insurance for our directors and officers.


ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.


The following Exhibits are filed as a part of this registration statement:

Exhibit Number	  Description of Exhibit
--------------    ----------------------
10.3  	          Consulting Agreement, dated January 1, 2000, between
                  MPTV and Sage Capital Investment, Limited.

10.4              First Amendment to Consulting Agreement, dated
                  November 15, 1996, between MPTV and TVC Associates, Inc.

10.5 Twenty-Third Amendment to Consulting Agreement, dated January 1, 2000, between MPTV and Harlan C. Erickson.

10.6              Eleventh Amendment to Consulting Agreement, dated
                  January 1, 2000, between MPTV and Walter Haverkorst, III.

10.7              First Amendment to Consulting Agreement, dated
                  January 1, 2000, between MPTV and Mark Neuhaus.

10.8              Consulting Agreement, dated January 1, 2000, between
                  MPTV and Ralph Mann

5.1    	          Opinion of Silicon Valley Law Group.

23.1              Consent of Silicon Valley Law Group (included in Exhibit 5.1)

23.2              Consent of Sarna & Company.

ITEM 9.  	UNDERTAKINGS

(a)     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities ActSecurities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on May 1, 2000.

MPTV, INC.

By: /S/	Hurley C. Reed
 	Chief Executive Officer and Director






Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacitiy and on the date indicated.



SIGNATURE		          		TITLE			                    DATE


/S/ Hurley C. Reed		   Chief Executive Officer		   May 1, 2000
                       and Director
                      (principal executive officer)

EXHIBIT INDEX

Exhibit Number	  Description of Exhibit
--------------    ----------------------
10.3  	          Consulting Agreement, dated January 1, 2000, between
                  MPTV and Sage Capital Investment, Limited.

10.4              First Amendment to Consulting Agreement, dated
                  November 15, 1996, between MPTV and TVC Associates, Inc.

10.5 Twenty-Third Amendment to Consulting Agreement, dated January 1, 2000, between MPTV and Harlan C. Erickson.

10.6              Eleventh Amendment to Consulting Agreement, dated
                  January 1, 2000, between MPTV and Walter Haverkorst, III.

10.7              First Amendment to Consulting Agreement, dated
                  January 1, 2000, between MPTV and Mark Neuhaus.

10.8              Consulting Agreement, dated January 1, 2000, between
                  MPTV and Ralph Mann

5.1    	          Opinion of Silicon Valley Law Group.

23.1              Consent of Silicon Valley Law Group (included in
                  Exhibit 5.1)

23.2              Consent of Sarna & Company.

EXHIBIT 10.3
                      CONSULTING AGREEMENT
                            BETWEEN
                           MPTV, INC.
                              and
                 SAGE CAPITAL INVESTMENT, LIMITED
                      Dated January 1, 2000

This Agreement entered into this 1st day of January, 2000 by and between MPTV, Inc., a Nevada corporation having an office at 366 San Miguel, Suite 210, Newport Beach, California 92660 (hereinafter "MPTV") and Sage Capital Investment, Limited, (hereinafter "Consultant") having an address at Marron House, Virginia Street, Nassau, Bahamas.

WITNESSETH

WHEREAS, MPTV is a public corporation engaged in the operation of various business enterprises and is in need of consulting in the form of Sales and marketing Services, and other transactions;

WHEREAS, Consultant is engaged in consulting of this nature, Consultant is interested in providing MPTV with consulting services; and

WHEREAS, MPTV wishes to engage Consultant to provide services.

NOW THEREFORE, in consideration of the mutual promises, covenants and undertaking herein contained, the parties agree as follows:

1. MPTV agrees to retain Consultant as an independent contractor, and not as an employee of MPTV, to provide consulting until March 26, 2001 with automatic renewal s on a year to year basis on the anniversary date, unless rescinded by either MPTV or Consultant 30 days prior to the renewal date or terminated earlier in accordance with the terms of this Agreement.

2. It is understood and agreed that Consultant shall render such consulting services as requested by MPTV including without limitation, sales, market strategies and solicitation plans.
   Terms of the agreement are as follows:

     a. Consultant shall only distribute materials and information that have been approved by the company prior to distribution.

     b. Consultant may employ sub-contractors to assist in his duties, however, Consultant will be held responsible for all information distributed.

     c. Consultant will use his best efforts to obtain market and sales contacts for the company.

     d. Consultant hereby agrees that he or his sub-contractors will not distribute misleading information, make false statements or in any way deviate from standard practices as it relates to information distributed under the laws and regulations of the United States Securities laws. Consultant hereby represents that he is familiar with the laws, rules and regulations and will conduct her efforts within the guidelines of those rules and laws.

     e. Consultant shall be responsible for all costs associated with his efforts. The company acknowledges that substantial costs will be incurred by consultant with respect to worldwide travel, telephone, postage and shipping.

     f. The company realizes that the results of such efforts are difficult to measure, therefore, the company and Consultant will meet on a monthly basis to evaluate Consultants efforts.
        Consultant agrees to furnish copies of all promotional materials used in relation to his efforts for MPTV.

     g. Consultant understands and agrees that any deviation from the accepted practices as it relates to promotion for a public company, and misrepresentation or mailing of false or misleading information regarding the company will be grounds for immediate termination of this contract.

3. MPTV shall issue to Consultant as consideration for these agreement Thirty Million (30,000,000) shares of MPTV, Inc. common stock registered under an S-8 filing with the SEC. With a guarantee gross sales price of Five Cents ($0.05) per share. As additional consideration, MPTV, Inc. shall issue a warrants to purchase Ten Million (10,000,000) shares of common stock at a price of Fifty Percent (50%) of the closing price for MPTV common stock on the date that MPTV share are issued to Sage.

4. Any notices or other communications or documents to be given or permitted hereunder to any party shall be mailed first class, postage prepaid, and if to MPTV addressed to:

                               MPTV, INC.
                       366 San Miguel, Suite 210
                    Newport Beach, California 92660

   and if to Consultant, addressed to:

	            Sage Capital Investment, Limited
	             Marron House, Virginia Street
	                   Nassau, Bahamas

5. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be expressly held to be invalid, illegal or unenforceable in any respect, such invalidity illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6. This Agreement shall be binding on Consultant's heirs, legal representatives and assigns, and shall inure to the benefit of any successors and assigns of MPTV.

7. Any waiver of a right under or breach of a provision of this Agreement shall not be a waiver of any other rights or subsequent breach of the same or other provisions of this Agreement.

8. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Nevada.

9. This Agreement supersedes all previous agreements between the parties with respect to the subject matter hereof. This Agreement constitutes the entire Agreement between the parties hereto and there are no understandings, representations or warranties of any kind whatsoever except as herein set forth.

10. This Agreement shall not supercede any other agreement that MPTV shall have with Sage Capital Investment, Limited and shall not take precedence.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate to be effective as of the date written above.


MPTV, INC.                     CONSULTANT


By:/S/ Hurley C. Reed          By:/S/ Anthony Thompson
       President/COO                  President

EXHIBIT 10.4

                  FIRST AMENDMENT TO CONSULTING AGREEMENT
                            BETWEEN MPTV, INC.
                                   and
                 TVC ASSOCIATES, INC.,a Nevada corporation
                          Dated November 15, 1996

This Agreement entered into this 1st day of January, 2000 by and between MPTV, Inc., a Nevada corporation having an office at 366 San Miguel, Suite 210, Newport Beach, California 92660 (hereinafter "MPTV") and TVC Associates, Inc., a Nevada corporation,(hereinafter "Consultant") having an address 177 Riverside Drive, Newport Beach, California 92660.

WITNESSETH

WHEREAS, MPTV has entered into a Consulting Agreement with the Consultant on November 15, 1996 to provide design, acquisition of building permits construction management and other transactions.

WHEREAS, MPTV and Consultant wish to amend this agreement.

NOT THEREFORE, in consideration of the mutual promises, covenants and undertaking herein contained, the parties agrees as follows:

 MPTV agrees to retain the Consultant and the Consultants agrees to be retained until March 26, 2001 with automatic renewal on a year to year basis on the anniversary date, unless rescinded by either MPTV or Consultant 30 days prior to the renewal date.

 As consideration for this commitment to provide services through March 26, 2001, MPTV shall issue to Consultant 25,000,000 common stock registered under an S-8 filing with the SEC.

 On the anniversary date of each year the consideration shall be negotiated.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement in duplicate to be effective as of the date written above.


MPTV, Inc.                         CONSULTANT

By:/S/ Hurley C. Reed              By:/S/ Charles Van Cleve

EXHIBIT 10.5

                 ELEVENTH AMENDMENT TO CONSULTING AGREEMENT
                           BETWEEN MPTV, INC.
                                  and
                           HARLAN C. ERICKSON
                         Dated October 19, 1995

This Agreement entered into this 1st day of January, 2000 by and between MPTV, Inc., a Nevada corporation having an office at 366 San Miguel, Suite 210, Newport Beach, California 92660 (hereinafter "MPTV") and Harlan C. Erickson,, (hereinafter "Consultant") having an address 43 Southampton Court, Newport Beach, Ca, 92660.

WITNESSETH

WHEREAS, MPTV has entered into a Consulting Agreement with the Consultant on November 15, 1996 to provide Sales and Marketing Services and other transactions.

WHEREAS, MPTV and Consultant wish to amend this agreement.

NOT THEREFORE, in consideration of the mutual promises, covenants and undertaking herein contained, the parties agrees as follows:

 MPTV agrees to retain the Consultant and the Consultants agrees to be retained until March 26, 2001 with automatic renewal on a year to year basis on the anniversary date, unless rescinded by either MPTV or Consultant 30 days prior to the renewal date.

 As consideration for this commitment to provide services through March 26, 2001, MPTV shall issue to Consultant 3,000,000 common stock registered under an S-8 filing with the SEC.

 On the anniversary date of each year the consideration shall be negotiated.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement in duplicate to be effective as of the date written above.


MPTV, Inc.                              CONSULTANT

By:/S/ Hurley C. Reed                   By:/S/ Harlan C. Erickson

EXHIBIT 10.6
                 ELEVENTH AMENDMENT TO CONSULTING AGREEMENT
                           BETWEEN MPTV, INC.
                                  and
                         WALTER HAVEKORST, III
                           Dated May 1, 1996

This Agreement entered into this 1st day of January, 2000 by and between MPTV, Inc., a Nevada corporation having an office at 366 San Miguel, Suite 210, Newport Beach, California 92660 (hereinafter "MPTV") and Walter Havekorst, III, (hereinafter "Consultant") having an address P.O. Box 3636, Newport Beach, Ca, 92659.

WITNESSETH

WHEREAS, MPTV has entered into a Consulting Agreement with the Consultant on November 15, 1996 to provide Sales and Marketing Services and other transactions.

WHEREAS, MPTV and Consultant wish to amend this agreement.

NOT THEREFORE, in consideration of the mutual promises, covenants and undertaking herein contained, the parties agrees as follows:

 MPTV agrees to retain the Consultant and the Consultants agrees to be retained until March 26, 2001 with automatic renewal on a year to year basis on the anniversary date, unless rescinded by either MPTV or Consultant 30 days prior to the renewal date.

 As consideration for this commitment to provide services through March 26, 2001, MPTV shall issue to Consultant 1,000,000 common stock registered under an S-8 filing with the SEC.

 On the anniversary date of each year the consideration shall be negotiated.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement in duplicate to be effective as of the date written above.


MPTV, Inc.                              CONSULTANT

By:/S/ Hurley C. Reed                   By:/S/ Walter Havekorst, III

EXHIBIT 10.7
                    FIRST AMENDMENT TO CONSULTING AGREEMENT
                             BETWEEN MPTV, INC.
                                    and
                                MARK NEUHAUS
                             Dated June 6, 1999

This Agreement entered into this 1st day of January, 2000 by and between MPTV, Inc., a Nevada corporation having an office at 366 San Miguel, Suite 210, Newport Beach, California 92660 (hereinafter "MPTV") and Mark Neuhaus, (hereinafter "Consultant") having an address 50 W. Liberty Street, Ste. 880, Reno, Nevada 89501.

WITNESSETH

WHEREAS, MPTV has entered into a Consulting Agreement with the Consultant on June 6, 1999 to provide Sales and Marketing Services and other transactions.

WHEREAS, MPTV and Consultant wish to amend this agreement.

NOT THEREFORE, in consideration of the mutual promises, covenants and undertaking herein contained, the parties agrees as follows:

 MPTV agrees to retain the Consultant and the Consultants agrees to be retained until March 26, 2001 with automatic renewal on a year to year basis on the anniversary date, unless rescinded by either MPTV or Consultant 30 days prior to the renewal date.

 As consideration for this commitment to provide services through March 26, 2001, MPTV shall issue to Mark Neuhaus and/or assignees Coldwater Capital, LLC 45,000,000 to Maple, Poplas and Ash, Ltd. 10,000,000 common stock registered under an S-8 filing with the SEC. Additional shares shall be issued from time to time within this agreement.

 On the anniversary date of each year the consideration shall be negotiated.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement in duplicate to be effective as of the date written above.


MPTV, Inc.                               CONSULTANT

By:/S/ Hurley C. Reed                    By:/S/ Mark Neuhaus

EXHIBIT 10.8
                            CONSULTING AGREEMENT
                                  BETWEEN
                                 MPTV, INC.
                                    and
                                 RALPH MANN
                           Dated January 1, 2000

This Agreement entered into this 1st day of January, 2000 by and between MPTV, Inc., a Nevada corporation having an office at #366 San Miguel, Suite 210, Newport Beach, California 92660 (hereinafter "MPTV") and Ralph Mann, (hereinafter "Consultant") having an address at 31712 Casino Drive, #7B, Elisonore, California.


WITNESSETH

WHEREAS, MPTV is a public corporation engaged in the operation of various business enterprises and is in need of consulting in the form of Sales and marketing Services, and other transactions;

WHEREAS, Consultant is engaged in consulting of this nature, Consultant is interested in providing MPTV with consulting services; and

WHEREAS, MPTV wishes to engage Consultant to provide services.

NOW THEREFORE, in consideration of the mutual promises, covenants and undertaking herein contained, the parties agree as follows:

1. MPTV agrees to retain Consultant as an independent contractor, and not as an employee of MPTV, to provide consulting until March 26, 2001 with automatic renewals on a year to year basis on the anniversary date. This agreement can be rescinded at any time by either MPTV or Consultant in writing, with 30 days prior notice.

2. It is understood and agreed that Consultant shall render such consulting services as requested by MPTV including without limitation, sales, market strategies and solicitation plans.
   Terms of the agreement are as follows:

  a. Consultant shall only distribute materials and information that have been approved by the company prior to distribution.

  b. Consultant may employ sub-contractors to assist in his duties, however, Consultant will be held responsible for all information distributed.

  c. Consultant will use his best efforts to obtain market and sales contacts for the company.

  d. Consultant hereby agrees that he or his sub-contractors will not distribute misleading information, make false statements or in any way deviate from standard practices as it relates to information distributed under the laws and regulations of the United States Securities laws. Consultant hereby represents that he is familiar with the laws, rules and regulations and will conduct her efforts within the guidelines of those rules and laws.

  e. Consultant shall be responsible for all costs associated with his efforts. The company acknowledges that substantial costs will be incurred by consultant with respect to worldwide travel, telephone, postage and shipping.

  f. The company realizes that the results of such efforts are difficult to measure, therefore, the company and Consultant will meet on a monthly basis to evaluate Consultants efforts. Consultant agrees to furnish copies of all promotional materials used in relation to his efforts for MPTV.

  g. Consultant understands and agrees that any deviation from the accepted practices as it relates to promotion for a public company, and misrepresentation or mailing of false or misleading information regarding the company will be grounds for immediate termination of this contract.

3. MPTV shall issue to Consultant as consideration for this agreement Ten Million (10,000,000) shares of MPTV, Inc. common stock registered under an S-8 filing with the SEC, per month for a term of six (6) months for a total of Sixty Million (60,000,000) shares.

4. Any notices or other communications or documents to be given or permitted hereunder to any party shall be mailed first class, postage prepaid, and if to MPTV addressed to:

                               MPTV, INC.
                       366 San Miguel, Suite 210
                    Newport Beach, California 92660

   and if to Consultant, addressed to:

                               Ralph Mann
                         31712 Casino Drive, #7G
                           Elisnore, CA 92530

5. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be expressly held to be invalid, illegal or unenforceable in any respect, such invalidity illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6. This Agreement shall be binding on Consultant's heirs, legal representatives and assigns, and shall inure to the benefit of any successors and assigns of MPTV.

7. Any waiver of a right under or breach of a provision of this Agreement shall not be a waiver of any other rights or subsequent breach of the same or other provisions of this Agreement.

8. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Nevada.

9. This Agreement supersedes all previous agreements between the parties with respect to the subject matter hereof. This Agreement constitutes the entire Agreement between the parties hereto and there are no understandings, representations or warranties of any kind whatsoever except as herein set forth.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate to be effective as of the date written above.


MPTV, INC.                             CONSULTANT


By:/S/ Hurley C. Reed                  By:/S/ Ralph Mann
       President/COO

EXHIBIT 5.1


[LETTERHEAD]

May 1, 2000

MPTV, Inc.
366 San Miguel
Suite 201
Newport Beach, California  92660

Re:  MPTV, Inc.
Registration Statement on Form S-8

Gentlepersons:

	We are counsel to MPTV, Inc., a Nevada corporation (the "Company"). We have assisted the Company in its preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering an aggregate of 174,000,000 shares of common stock, $.01 par value, of the Company (the "Common Stock") issued to certain consultants pursuant to consulting agreements
(the "Agreements").

	In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents (including but not limited to the Agreements) and have made such other examinations, searches and investigations as we have considered necessary. In such examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than California and the federal laws of the United States, and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

	Based on and subject to the foregoing, we are of the opinion that the Common Stock is duly and validly issued, fully paid and nonassessable shares of Common Stock.


	We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

		                  Very truly yours,

                          /s/ SILICON VALLEY LAW GROUP

	                          SILICON VALLEY LAW GROUP

EXHIBIT 23.2

                   CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
MPTV, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 27, 2000 appearing in the Annual Report on Form 10-KSB of MPTV, Inc. for the year ended
December 31, 1999.


By: /s/ Sarna & Company
Westlake Village, California
May 1, 2000